UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our investment in ARIUM Grande Lakes (formerly known as Venue Apartments). All figures provided below are approximate.

On November 4, 2014, we, through our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or our Operating Partnership, through BRG Grande Lakes, LLC, a Delaware limited liability company and a wholly owned subsidiary of our Operating Partnership, or BRG Grande Lakes, acquired a ninety five percent (95.0%) limited liability company interest, or the BRG Grande Lakes Interest, in BR Carroll Grande Lakes JV, LLC, or BR Carroll JV Entity, which is the owner and holder of a 100% limited liability company interest in BR Carroll Arium Grande Lakes Owner, LLC, a Delaware limited liability company, or Property Owner. Property Owner concurrently acquired a 306-unit Class A apartment community located in Orlando, Florida known as Venue Apartments, which, in connection with the acquisition, is being rebranded as ARIUM Grande Lakes, or the Grande Lakes Property.

The material features of the investment in the joint venture are described below. The related acquisition financing for the Grande Lakes Property and our entry into certain guaranties under the loan documents are described under Item 2.03.

Following our investment in the Grande Lakes Property, the organizational structure with respect to the ownership of the Grande Lakes Property is such that: (i) the Grande Lakes Property is owned by Property Owner, (ii) Property Owner is wholly owned by BR Carroll JV Entity, and (iii) the BR Carroll JV Entity is a joint venture entity owned 95.0% by BRG Grande Lakes and 5.0% by Carroll Co-Invest III Grande Lakes, LLC, a Georgia limited liability company, an affiliate of the Carroll Organization, or the Carroll Member.

BR Carroll JV Entity

BRG Grande Lakes initially invested $14.4 million to acquire a 95.0% equity interest in the BR Carroll JV Entity, and the Carroll Member initially invested approximately $760,000 to acquire a 5.0% equity interest in the BR Carroll JV Entity, and have entered into a joint venture operating agreement for the BR Carroll JV Entity, or the JV Agreement. The JV Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management and Major Decisions

BRG Grande Lakes is manager of BR Carroll JV Entity, subject to oversight by a management committee, which is controlled by BRG Grande Lakes. Under the JV Agreement, decisions of the management committee are subject to major decisions that are reserved to the members. These major decisions require the consent of both members, and include: (i) any capital transaction, including a refinancing or sale of the property; (ii) admission of additional members, subject to certain permitted affiliate transfers; (iii) liquidation, dissolution or termination; (iv) granting options, rights of first refusal, mortgages and similar interests in the Grande Lakes Property; (v) acquiring real property or other assets other than the Grande Lakes Property; (vi) taking actions that would expose a party to liability under a loan guaranty; (vii) instituting or settling legal claims in excess of $50,000; (viii) entering into any agreement with an affiliated party; (ix) incurring any capital expenses in excess of $50,000 unless pursuant to the approved annual business plan; (x) making a loan to any member; (xi) filing or initiating a bankruptcy; (xii) terminating the property management agreement or declaring a default thereunder, subject to cure provisions; although BRG Grande Lakes has certain heightened remedial rights with respect to a default by the Carroll-affiliated property manager; (xiii) any amendment to the organizational documents of the BR Carroll JV Entity or Property Owner; or (xiv) making distributions to members other than in accordance with the JV Agreement. We refer to each of these herein as a “JV Major Decision”.

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To the extent that BRG Grande Lakes and the Carroll Member are not able to agree on a JV Major Decision on or after November 4, 2016, either party may initiate a buy-sell process compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest. On or after November 4, 2016, either party may also initiate process to compel the sale of the Grande Lakes Property, and if the non-initiating party rejects the offer of sale, the initiating party may put its membership interest in BR Carroll JV Entity to the non-initiating party.

Additional Capital Contributions

The JV Agreement provides that either member may call for mandatory, protective additional capital contributions to protect BR Carroll JV Entity’s interest in the Grande Lakes Property (e.g., payment of taxes, repair of the property following uninsured damage, payment of insurance premiums), prevent a default under any financing (e.g., payment of debt service following an operating shortfall, reserves required by the lender, a reduction in principal required by the lender to meet loan to value requirements), or funds required to refinance the property when the current financing has matured or will mature in the near future (e.g., commitment fees, loan application fees, equity infusions to meet market loan to value requirements). The JV Agreement further provides that the management committee may call for capital contributions as reasonably determined necessary to effect an investment or expenditure for the Grande Lakes Property or BR Carroll JV Entity.

Distributions

Pursuant to the provisions of the JV Agreement, distributions are made generally as follows: (i) first, to the members, pro rata, in accordance with their ownership percentages until each member has received the greater of an internal rate of return of 10% or a return on the member’s total capital contributions equal to 1.3x thereof, (ii) second, 25% to the Carroll Member and 75% to BRG Grande Lakes, until BRG Grande Lakes has received an internal rate of return of 15%, and (iii) thereafter, 35% to the Carroll Member and 65% to BRG Grande Lakes; provided, however, if certain events occur, including the bankruptcy or dissolution of the Carroll Member or the affiliated property manager, or the occurrence of any gross negligence, fraud, or willful bad acts by Carroll Member or its affiliates with respect to the Grande Lakes Property, the distributions shall be made to the members, pro rata, in accordance with their percentage interests. Further, if a member fails to contribute required capital to the BR Carroll JV Entity, the other member has the right to make a loan to that defaulting member at a rate of 20% per annum, paid to the non-defaulting member from the defaulting member’s distributions until repaid in full.

Indirect Ownership Interests in Grande Lakes Property

As a result of the structure described above, we hold a 95.0% indirect equity interest in the Grande Lakes Property and the Carroll Member holds the remaining 5.0% indirect equity interest.

The Grande Lakes Property

The Grande Lakes Property is a Class A apartment community located at 3701 Grandewood Boulevard, Orlando, Orange County, Florida 32837. The community is situated on 15.86 acres and contains 306 units with a total of 320,646 square feet of net rentable area. The Grande Lakes Property includes lavish amenities such as a sand volleyball court, a 24-hour fitness center, a car care area, a resident business center, a barbecue pavilion with grills, limited access gated entry, and detached garages and storage rooms.  The beautifully appointed one, two, and three bedroom units range from 788 to 877 square feet and offer walk-in closets, full appliance packages, designer light fixtures, luxurious garden bathtubs, autumn stained cabinetry, and washers and dryers in every unit. The business plan of the BR Carroll JV Entity is to grow cash flow at the Grande Lakes Property through enhanced property management and a modest value-add renovation to the unit interiors.

The Grande Lakes Property is located approximately 10 miles south of downtown Orlando, at the heart of the area’s main attractions, including Walt Disney World, Sea World, Universal Studios, and the Orange County Convention & Civic Center, and ¼ mile east of 1,100-room J.W. Marriott and Ritz Carlton at Grande Lakes Resort, a mixed-use luxury development with hotels, a Greg Norman signature golf course, swimming pool complexes, child care, an outdoor playground, and retail shops.

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Our Manager believes that the Grande Lakes Property is well located, has acceptable roadway access, and will be adequately insured.

The Grande Lakes Property is managed by Carroll Management Group, LLC, an unaffiliated entity, under a property management agreement. The management fee is 2.75% of annual gross cash revenues, payable monthly.

The purchase price paid for the Grande Lakes Property was based on arm’s length negotiations with the unaffiliated seller of the Grande Lakes Property. In evaluating the Grande Lakes Property as a potential investment, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, submarket demographics, community features and amenities, location, price per unit and occupancy.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRAN

Senior Loan Financing and Guaranty Obligations Related to the Grande Lakes Property

The acquisition of the Grande Lakes Property by Property Owner was funded with $15,201,200.56 of gross equity from the BR Carroll JV Entity, and a senior mortgage loan made by Walker & Dunlop, LLC, on behalf of Fannie Mae, or the Grande Lakes Lender, to Property Owner in the principal amount of $29,444,000, or the Senior Loan, which Senior Loan is secured by the Grande Lakes Property and improvements.  The Senior Loan has a 120-month term, maturing on December 1, 2024. The Senior Loan requires interest only payments for the entire term.

Prepayment is locked out for the first 12 months of the Senior Loan, and may be prepaid thereafter with a 1% make whole premium through the fourth month prior to the end of the term, and thereafter at par.

The interest rate during the initial loan term is based on the 1-month LIBOR plus 1.67%, and is adjusted each month. The initial interest rate under the Senior Loan is 1.824% per annum. In order to offset interest rate risk, Property Owner has also entered into a 4 year interest rate cap agreement with SMBC Capital Markets, Inc., with a cap rate of 5%. The rate cap agreement will need to be renewed upon expiration so that an interest rate cap is effective during the entire term of the loan. Funds for the purchase of the replacement interest rate cap agreements are being escrowed by the Grande Lakes Lender under the Senior Loan. The rate cap agreement has been pledged to the Grande Lakes Lender as additional collateral for the repayment of the Senior Loan.

At the closing of the Grande Lakes Property, we entered into a Guaranty to provide certain standard scope non-recourse carveout guarantees (and related hazardous materials indemnities) to the Senior Loan which generally call for protection against losses by the Grande Lakes Lender for so-called “bad acts,” such as misrepresentations, and may include full recourse liability for more significant events such as bankruptcy, or the Grande Lakes Guaranty. Our financial obligations under the Senior Loan and the Grande Lakes Guaranty as discussed in this Item 2.03 arose on November 4, 2014 in connection with the closing of the Senior Loan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)          Financial Statements of Real Estate Acquired

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before January 20, 2015, by amendment to this Form 8-K.

(b)          Pro Forma Financial Information. See paragraph (a) above.

(d)          Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: November 10, 2014	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

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